Exhibit 10.18

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Warrant No.	CS-___	Number of Shares: 1,000,000
Warrant Date:	March 7, 2014

PEDEVCO CORP.
FORM OF WARRANT
FOR THE PURCHASE OF
COMMON STOCK

1.           Issuance.  For value received, the receipt of which is hereby acknowledged by PEDEVCO Corp., a Texas corporation (the “Company”), CASIMIR CAPITAL LP, or registered assigns (the “Holder”), is hereby granted the right to purchase, at any time until the close of business on MARCH 7, 2019 (the “Expiration Date”), ONE MILLION (1,000,000) fully paid and nonassessable shares of the Company’s Common Stock, par value US$0.001 per share (the “Common Stock”), at an exercise price of US$2.50 per share (the “Exercise Price”).

2.           Procedure for Exercise.  Upon surrender of this Warrant with the annexed Notice of Exercise Form in the form attached as Exhibit A, duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  This Warrant may be exercised in whole or in part.

(a)           Net Issues Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A-B)
A

Where        X =     the number of shares of Common Stock to be issued to the Holder

Y =
the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be equal to the last closing trade price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets (“Bloomberg”), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing trade price is reported for such security by Bloomberg, the last closing ask price for such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security.  If the fair market value cannot be calculated for that security on that date on any of the foregoing bases, or if the security is not publicly traded and is not listed on a Principal Market, the fair market value of such security on such date shall be determined by the Company’s Board of Directors in good faith.  “Principal Market” for purposes of this Warrant means any national U.S. stock exchange (including any market that is part of the Nasdaq Stock Market), the OTC Bulletin Board, and/or on the OTCQX or OTCQB levels of the OTC Markets Group.

3.           Reservation of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance upon exercise hereof (the “Warrant Shares”).  Any shares issuable upon exercise of this Warrant will be duly and validly issued, fully paid and free of all liens and charges and not subject to any preemptive rights.

4.           Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.           No Rights as Shareholder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.           Effect of Certain Transactions

6.1           Adjustments for Stock Splits, Stock Dividends Etc.  If the number of outstanding shares of Common Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.

6.2           Expiration Upon Certain Transactions.  If at any time the Company plans to sell all or substantially all of its assets or engage in a merger or consolidation of the Company in which the Company will not survive and in which holders of the Common Stock will receive consideration at or above the Exercise Price, as adjusted (other than a merger or consolidation with or into a wholly- or partially-owned subsidiary of the Company), the Company will give the Holder of this Warrant advance written notice.  Upon the occurrence of any such event, this Warrant shall automatically be deemed to be exercised in full without any action required on the part of the Holder.

6.3           Adjustments for Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time there is a capital reorganization of the Common Stock (other than a recapitalization, combination, or the like provided for elsewhere in this Section 6) or merger or consolidation of the Company with another corporation (other than one covered by Section 6.2), or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and only to the extent this Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of this Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation or sale.  In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and number of Warrant Shares purchasable upon exercise of this Warrant) which shall be applicable after such events.

7.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage pre-paid.  Any such notice shall be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

If to the Company, to:

PEDEVCO Corp.
4125 Blackhawk  Plaza Circle, Suite 201
Danville, CA 94506
Attention:  Chief Executive Officer and General Counsel

With a copy to:

The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Attention:  David M. Loev

If to the Holder, to his address appearing on the Company’ records.

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

8.           Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

9.           Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

10.           Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

11.           Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

12.           Transfer and Assignability.

12.1           Transfer.  This Warrant, or any portion thereof, and all rights hereunder are transferable.  The Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant or Certificate in the form of this Warrant with appropriate changes to reflect such Warrant Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Holder’s entire interest is not being transferred or assigned, in the name of the Holder, and upon the Company’s execution and delivery of such new Warrant or Warrants, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of the initial Holder hereunder.  The Holder shall pay any transfer tax imposed in connection with such assignment (if any).  Any transfer or exchange of this Warrant shall be without charge to the Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant ore Warrants issued shall be dated the date hereof.  Any transfer of this Warrant shall be in compliance with the other provisions hereof.

12.2           Limitations on Transfer of the Warrants and the Warrant Shares.  If, at the time of any transfer of this Warrant or any Warrant Shares, this Warrant or such Warrant Shares, as the case may be, are not registered under the Securities Act, the Company may require as a condition precedent to allowing such transfer that the holder or transferee of this Warrant or such Warrant Shares furnish to the Company such information as, in the reasonable opinion of counsel to the Company, is necessary in order to establish that such transfer or exchange may be made without registration under the Securities Act, including a written statement that the Holder or any transferee will not sell or otherwise dispose of this Warrant or such Warrant Shares purchased or acquired by it in any transaction which would violate the Securities Act or any the securities laws of any other jurisdiction.

12.3           Successors and Assigns.  All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Warrant Date set forth above.

PEDEVCO CORP. By: Name: Title: HOLDER: CASIMIR CAPITAL LP By: Name: Title:

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of March __, 2014, to purchase _____________ shares of the Common Stock of PEDEVCO Corp., and (x) tenders herewith payment in accordance with the first paragraph of Section 2 of the Warrant or (y) elects to exercise the Warrant for the purchase of _______ shares of Common Stock, pursuant to the provisions of Section 2(a) of the Warrant.

Please deliver the stock certificate to:

______________________________________

______________________________________

______________________________________

Dated:           ___________________

By:
Name:
Title:

EXHIBIT B

Form of Warrant Assignment

Reference is made to the Common Stock Purchase Warrant dated March __, 2014, issued by PEDEVCO Corp. (the “Company”).  Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED ____________________ (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Common Stock Purchase Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 12 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, new Warrant in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:  _________________, 20___

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]